Exhibit 10.2
GUARANTEE
Dated: as of March 1, 2007
SECTION 1. Definitions. The following terms have the following meanings unless otherwise specified herein:
“Bankruptcy Code” shall mean the United States Bankruptcy Code, and any amendments thereto (Title 11, United States Code).
“Borrower” shall mean Royal Gold Chile Limitada, a Chilean limited liability company.
“Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.
“Claims” shall mean each “claim” as that term is defined under Section 101(5) of Bankruptcy Code.
“Collateral” shall mean any property which directly or indirectly secures payment or performance of any of the Liabilities or Obligations.
“Dollars” shall mean the lawful currency of the United States.
“Guarantor” shall mean Royal Gold, Inc., a Delaware corporation.
“Guarantee” shall mean this Guarantee.
“Lender” shall mean HSBC Bank USA, National Association, its successors and assigns, and any Person acting as agent or nominee for HSBC Bank USA, National Association and any corporation or other entity which is owned or controlled directly or indirectly by, or is under common control with HSBC Bank USA, National Association , and/or HSBC Holdings plc.
“Liabilities” shall mean any and all indebtedness, obligations (whether monetary or non-monetary) and liabilities of Guarantor to Lender under this Guarantee, and all Claims thereon.
“Loan Agreement” shall mean that certain Term Loan Agreement, of even date herewith, among Borrower and HSBC Bank USA, National Association.
“Obligations” shall mean any and all indebtedness, obligations and liabilities of the Borrower to Lender under the Loan Agreement and related promissory note, and all Claims of Lender against the Borrower, now existing or hereafter arising under the Loan Agreement and related promissory note, in each case, whether absolute or contingent, secured or unsecured, matured or not matured, monetary or non-monetary, arising out of contract or tort, liquidated or unliquidated, arising by operation of law or otherwise and all extensions, renewals, refundings, replacements and modifications of any of the foregoing.
“Person” shall mean any natural person, corporation, limited liability company, partnership, trust, government or other association or legal entity.
“United States” means the United States of America.
SECTION 2. Scope of Guarantee. In consideration of any extension of credit or other financial accommodation heretofore, now or hereafter made by Lender to or for the account of the Borrower, whether voluntary or obligatory, Guarantor hereby absolutely, irrevocably and unconditionally guarantees, as primary obligor and not merely as surety, to Lender the prompt and complete payment and performance when due (whether at stated maturity, upon demand, by required prepayment, acceleration, or otherwise) of all Obligations and the performance of each of the Borrower’s covenants and obligations under all loan agreements, documents and instruments evidencing or relating to any Obligations or under which any Obligations may have been issued, created, assumed, suffered involuntarily, or guaranteed, and the prompt and complete payment of all fees and expenses incurred in collecting or enforcing the same, including fees and reasonable expenses of legal counsel, as more fully set forth below, all of which conclusively shall be deemed to have been incurred in reliance upon this Guarantee, as if each of the foregoing were the direct and primary legal responsibility of Guarantor and not the Borrower.
SECTION 3. Reinstatement. If after receipt of any payment of, or of Collateral applied (or intended to be applied) to the payment of, all or any part of the Obligations, Lender is for any reason compelled to surrender or voluntarily surrenders, such payment or Collateral to any person, (a) because such payment or application of Collateral is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, impermissible setoff or a diversion of trust funds; or (b) for any other reason, including without limitation (i) any judgment, decree or order of any Court or administrative body having jurisdiction over Lender or any of its property, or (ii) any settlement or compromise of any such claim effected by Lender with any such claimant (including the Borrower), then the Obligations or part thereof intended to be satisfied shall be reinstated and continue and this Guarantee shall continue in full force as if such payment or Collateral had not been received by Lender, notwithstanding any revocation thereof or the cancellation of any note or other instrument evidencing any Obligation or otherwise; and Guarantor shall be liable to pay to Lender, and hereby does indemnify Lender and hold Lender harmless for, the amount of such payment or Collateral so surrendered and all expenses (including all attorneys’ fees, court costs and expenses attributable thereto) incurred by Lender in the defense of any claim made against Lender that any payment or Collateral received by Lender in respect of all or any part of the Obligations must be surrendered. The provisions of this Section 3 shall survive the termination of this Guarantee, and any satisfaction and discharge of the Borrower by virtue of any payment, court order or any federal or state law.
SECTION 4. Waiver. Guarantor hereby waives (a) notice of acceptance of this Guarantee and all notice of the creation, extension or accrual of any of the Obligations; (b) promptness, diligence, presentment, demand for payment, notice of dishonor, and protest; (c) notice of any other nature whatsoever, except for notices specifically provided for in this Guarantee or which may not be waived under applicable law; (d) any requirement that Lender take any action whatsoever against the Borrower or any other party or file any claim in the event of Bankruptcy of the Borrower; or (e) failure to protect, preserve or resort to any Collateral or to exercise or enforce Lender’s rights under any other guaranties of or security for the Obligations; and Guarantor further agrees that this Guarantee will not be discharged (subject to the provisions contained in Section 10) except by complete performance of all Obligations of the Borrower and the Liabilities of Guarantor hereunder.
SECTION 5. Consent. Guarantor hereby consents that from time to time, and without further notice to or consent of Guarantor, Lender may take any or all of the following actions without diminishing, releasing or otherwise affecting the liability of Guarantor to pay and perform under this Guarantee: (a) extend, renew, modify, compromise, settle or release the Obligations (including without limitation any increase or decrease in the interest rate); (b) release or compromise any liability of any party or parties with respect to Obligations; (c) release its security interest in any or all of the Collateral or exchange, surrender, or otherwise deal with the Collateral as Lender may determine; or (d) exercise or refrain from exercising any right or remedy of Lender against any person or property.
SECTION 6. Guarantee Absolute. The Guarantor acknowledges that this Guarantee and the Guarantor’s obligations under this Guarantee are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guarantee and the obligations of the Guarantor under this Guarantee or the obligations of any other person or party (including, without limitation, the Borrower) relating to this Guarantee, the Liabilities or the Obligations irrespective of any lack of validity, regularity or enforceability of the Obligations or any note, instrument or agreement evidencing the same or relating thereto, the acceptance of additional guarantees or collateral or the termination, by operation of law or otherwise, of the liability of anyone with respect to the

Obligations, or any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower.
SECTION 7. WAIVER OF SUBROGATION. NOTWITHSTANDING ANY PAYMENT OR PAYMENTS MADE BY GUARANTOR HEREUNDER, OR ANY SETOFF BY LENDER OR APPLICATION BY LENDER OF ANY COLLATERAL OR OF ANY CREDITS OR CLAIMS, GUARANTOR WILL NOT ASSERT OR EXERCISE ANY RIGHTS OF LENDER OR GUARANTOR AGAINST THE BORROWER TO RECOVER THE AMOUNT OF ANY PAYMENT MADE BY GUARANTOR TO LENDER, BY SETOFF, APPLICATION OF ANY COLLATERAL OR OTHERWISE, HEREUNDER OR UNDER ANY OTHER GUARANTEE OR OTHER AGREEMENT BY WAY OF SUBROGATION, REIMBURSEMENT, CONTRIBUTION, INDEMNITY, OR OTHERWISE ARISING BY CONTRACT OR OPERATION OF LAW, AND GUARANTOR SHALL HAVE NO RIGHT OF RECOURSE TO OR ANY CLAIM AGAINST ANY ASSETS OR PROPERTY OF THE BORROWER, ALL OF SUCH RIGHTS BEING HEREIN EXPRESSLY WAIVED BY GUARANTOR UNLESS AND UNTIL ALL OF THE OBLIGATIONS OF THE BORROWER HAVE BEEN SATISFIED IN FULL. If there is more than one Guarantor, each Guarantor agrees not to seek contribution from any other Guarantor until all the Obligations shall have been paid in full. If any amount shall nevertheless be paid to a Guarantor by Borrower or another Guarantor such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Obligations, whether matured or unmatured. The provisions of this Section 7 shall survive the termination of this Guarantee, and any satisfaction and discharge of the Borrower by virtue of any payment, court order or any federal or state law.
SECTION 8. Expenses. Guarantor hereby agrees to pay any and all expenses incurred by Lender in enforcing any rights under this Guarantee or in defending any of its rights or any amounts received hereunder. Without limiting the foregoing, Guarantor agrees that whenever any attorney is used by Lender to obtain payment hereunder, to advise it as to its rights, to adjudicate the rights of the parties hereunder or for the defense of any of its rights or amounts received hereunder, Lender shall be entitled to recover all reasonable attorneys’ fees, court costs, and expenses attributable thereto.
SECTION 9. Binding Effect. Except to the extent it may be terminated in accordance with Section 10, this Guarantee shall remain in full force and effect and shall be binding upon Guarantor, its successors and assigns, in accordance with its terms, notwithstanding any increase, decrease or change in the partners of Guarantor, if it should be a partnership, or the merger, consolidation, or reorganization of Guarantor, if it be a corporation or limited liability company, or any other change concerning the form, structure or substance of any such entity.
SECTION 10. Continuing Guarantee; Termination. This Guarantee is a continuing guarantee, which shall remain in effect until notice of termination in writing from Guarantor is actually received by Lender at Lender’s address set forth below. Such termination will be effective only with respect to all Obligations incurred or contracted by the Borrower or acquired by Lender after the date on which such notice is so received, but this Guarantee shall remain in full force and effect as to all Obligations existing at the date of receipt of such notice, including all renewals, compromises, modifications, extensions and other amendments relating thereto, all interest thereon and collection expenses therefor, until full payment of such Obligations to Lender.
SECTION 11. Obligations Deemed to Become Due. If the Borrower or Guarantor makes an assignment for the benefit of creditors or a trustee or receiver is appointed for the Borrower or Guarantor or for any of its respective property; or any proceeding by or against the Borrower or Guarantor (or any other guarantor), under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute is commenced; or Guarantor fails to furnish to Lender such financial information concerning Guarantor as Lender may from time to time reasonably request, as the case may be, then all Obligations, regardless of their terms, for the purposes of this Guarantee, together with all Liabilities, shall be immediately due and payable, notwithstanding the absence of any default by the Borrower under any of the Obligations.

SECTION 12. Assignment. Lender may, without notice, assign the Obligations, in whole or in part, and each successive assignee of the Obligations so assigned may enforce this Guarantee for its own benefit with respect to the Obligations so assigned.
SECTION 13. Notices. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by certified or registered first class mail, return receipt requested, by Federal Express, Express Mail or other recognized overnight delivery service or by facsimile transmitter or tested telex (if such facsimile or telex number is noted as provided herein), and shall be effective if by hand, upon delivery, if by such overnight delivery service, one (1) day after dispatch, and if mailed by first class mail as above-provided, five (5) days after mailing, and shall be sent as follows:
                        If to the Guarantor, to the address, facsimile, or tested telex number set forth below its signature or such other address, facsimile or tested telex number as it may designate, by written notice to Lender as herein provided or such other address, facsimile or tested telex number as may appear in the records of Lender.
                        If to Lender, to the following address:
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attention: Ted Kavanagh
Fax: (212) 525-6581
or such other address as it may designate, by written notice to the Guarantor as herein provided.
SECTION 14. Other Guarantees; Amendments. The execution and delivery hereafter to Lender by Guarantor of a new instrument of guarantee shall not terminate, supersede or cancel this instrument, unless expressly provided therein, and this instrument shall not terminate, supersede or cancel any instrument of guarantee previously delivered to Lender by Guarantor, and all rights and remedies of Lender hereunder or under any instrument of guarantee hereafter or heretofore executed and delivered to Lender by Guarantor shall be cumulative and may be exercised singly or concurrently. This Guarantee may be amended only by a writing executed by Guarantor and a duly authorized officer of Lender; provided, that Lender is authorized to fill in any blank spaces and to otherwise complete this Guarantee and correct any patent errors herein. Notwithstanding anything to the contrary set forth above, this Guarantee supersedes and replaces in its entirety all guarantees executed by Guarantor in favor of Lender prior to the date hereof.
SECTION 15. No Waiver; Cumulative Remedies. No delay on the part of Lender in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. NO WAIVER OF ANY PROVISION OF THIS GUARANTEE IS EFFECTIVE UNLESS MADE IN WRITING AND EXECUTED BY A DULY AUTHORIZED OFFICER OF LENDER. All rights and remedies hereunder are cumulative and may be exercised singly or concurrently.
SECTION 16. Statute of Limitations. Any acknowledgment, new promise, payment of principal or interest or other act by the Borrower or others with respect to the Obligations shall be deemed to be made as agent of Guarantor, and shall, if the statute of limitations in favor of Guarantor against Lender shall have commenced to run, toll the running of such statute of limitations, and if such statute of limitations shall have expired, prevent the operation of such statute.
SECTION 17. GOVERNING LAW; CONSENT TO JURISDICTION; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES. GUARANTOR AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT MAY BE INITIATED AND PROSECUTED IN ANY COURT IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN NEW YORK COUNTY, NEW YORK. GUARANTOR

CONSENTS AND SUBMITS TO THE EXERCISE OF NON-EXCLUSIVE JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, AND CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN NEW YORK BY THE DELIVERY OF SUCH PROCESS TO GUARANTOR AT ITS ADDRESS REFERRED TO IN SECTION 13 HEREOF. GUARANTOR HEREBY AGREES THAT THE FAILURE OF GUARANTOR TO ACTUALLY RECEIVE SUCH COPY BY UNITED STATES REGISTERED MAIL SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON. NOTHING IN THIS SECTION 17 SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
SECTION 18. Payments Free and Clear of All Taxes. Each payment to be made hereunder shall be free and clear of, and without deductions for or on account of any present or future taxes, imposts, charges, levies, compulsory loans or other withholdings or deductions whatsoever. If Guarantor shall be required by applicable law to make any such deduction from any payment hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this paragraph) Lender receives an amount equal to the sum it would have received had no deductions been made, (ii) Guarantor shall make such deductions, and (iii) Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, Guarantor agrees to pay, if necessary, all stamp, documentary, or similar taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this instrument.
SECTION 19 Currency. This Agreement is being executed as part of an international loan transaction in which the specification of Dollars and payment at the offices of Lender at the address specified in Section 13 above (the “specified place of payment”), is of the essence, and Dollars shall be the currency of account in all events. All amounts due under this Agreement shall be payable to Lender in the United States, as set forth above, in Dollars in immediately available funds in the specified place of payment and no alternative method of payment shall be permitted, notwithstanding any Dollar Constraint or any other contingency or force majeure. For purposes hereof, “Dollar Constraint” shall mean any law, regulation, directive or communication imposed or issued by the government of Chile or any other competent authority in Chile imposing foreign exchange controls or other restrictions which has the effect of prohibiting, preventing or delaying the remittance of Dollars to Lender. The payment obligations of Guarantor under this Agreement stated to be payable in Dollars shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to Dollars and transferred to the specified place of payment under normal banking procedures does not yield the amount of Dollars in the specified place of payment due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (the “second currency”), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures Lender could purchase Dollars with the second currency on the Business Day next preceding that on which judgment is rendered. The obligation of Guarantor in respect of any such sum due from it to Lender hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by Lender of any sum adjudged to be due hereunder in the second currency Lender may in accordance with normal banking procedures purchase and transfer to the specified place of payment Dollars with the amount of the second currency so adjudged to be due; and Guarantor, hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify Lender against, and to pay Lender on demand, in Dollars, any difference between the sum originally due to Lender in Dollars and the amount of Dollars so purchased and transferred.
SECTION 20. Severability. If any one or more of the provisions contained in this Guarantee or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not (to the full extent permitted by law) in any way be affected or impaired.
SECTION 21. Headings. The descriptive headings used in this Guarantee are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.
SECTION 22. WAIVER OF CERTAIN OTHER RIGHTS. GUARANTOR HEREBY WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE, SET-OFF, COUNTERCLAIM OR CROSS-CLAIM OF ANY NATURE OR DESCRIPTION, ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.
SECTION 23. REPRESENTATIONS AND WARRANTIES OF GUARANTOR.
                  Guarantor represents and warrants to Lender that:
                  (i) Validity; Due Authorization. Guarantor (i) is a corporation duly organized, validly existing and in good standing under the General Corporation Law of the State of Delaware; (ii) is duly qualified and in good standing in every jurisdiction in which it presently engages in business and in which such qualification is required; (iii) has the power, authority and legal right to own, lease and enjoy undisturbed the assets of its business and engage in its business as now conducted; and (iv) has the power, authority and legal right to enter into and execute this Guarantee.
                  (ii) Financial Statements. The financial statements of Guarantor previously delivered to Lender are the most recently available financial statements and are complete and correct and present fairly the financial condition of Guarantor and there has been no material adverse change in the financial condition of Guarantor since the date of such financial statements.
                  (iii) Other Agreements. Neither the execution, delivery and performance of this Guarantee, nor the consummation of the transactions contemplated herein, nor compliance with the terms, conditions and provisions hereof will violate, conflict with or result in the breach of any of the terms, conditions or provisions of the charter documents of Guarantor, or of any indenture or other agreement to which Guarantor is now a party or otherwise bound or to which any of its properties or other assets is subject, or any law, statute, order, rule or regulation of any government instrumentality applicable to any of them or by which its property is bound nor will it result in the creation or imposition of any lien except for those being created in favor of Lender.
                  (iv) Litigation. There are no pending or threatened actions, suits or proceedings against or affecting Guarantor by or before any court, commission, bureau or other governmental agency or instrumentality, which, individually or in the aggregate, if determined adversely to Guarantor, would have a material adverse effect on the business, properties, operations, or condition, financial or otherwise, of Guarantor.
                  (v) Solvency. Guarantor is Solvent prior to and after giving effect to the consummation of the transactions contemplated by this Guarantee. (For the purposes hereof, Guarantor is “Solvent” if (i) the fair market value of all of its property is in excess of the total amount of its debts (including contingent liabilities); (ii) it is able to pay its debts as they mature; (iii) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; and (iv) it is not “insolvent” as such term is defined in Section 101 (32) of the Bankruptcy Code.)

SECTION 24. WAIVER OF TRIAL BY JURY. EACH OF LENDER AND GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CROSS-CLAIM OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTEE OR THE OBLIGATIONS.
                        IN WITNESS WHEREOF, the Guarantor has executed this Guarantee.
[SEAL]

Chief Executive Office and Address for Notice:	ROYAL GOLD, INC.

1660 Wynkoop Street	By:	/s/ Tony Jensen

Suite 1600	Name:	Tony Jensen
Denver, Colorado 80202-1132	Title:	President and Chief Executive Officer

Attn: Chief Financial Officer
Fax: (303) 595 9385
City and County of Denver
State of Colorado
     On this 1st_ day of March, 2007, before me personally appeared Tony Jensen, to me known, and known to me to be the President and Chief Executive Officer of Royal Gold, Inc., the corporation which executed the foregoing instrument, and the said person duly acknowledged to me that it executed said instrument for and on behalf of and with the authority of the said corporation for the uses and purposes therein mentioned.

Karen Passavanti Gross

Notary Public
My Commission Expires: 07-02-2007